Exhibit 4.33

BOOK ONE THOUSAND NINE HUNDRED AND FORTY-NINE

ONE HUNDRED AND SIXTEEN THOUSAND THREE HUNDRED AND EIGHTY

MEXICO CITY, FEDERAL DISTRICT, as of April twenty two, two thousand and nine.

JOSE ANGEL VILLALOBOS MAGAÑA, in my capacity of notary public number nine in and for the Federal District, DO HEREBY ATTEST, as to the granting of:

I).- THE REVOLVING LOAN AGREEMENT entered into by and between “BANCO NACIONAL DE OBRAS Y SERVICIOS PUBLICOS”, SOCIEDAD NACIONAL DE CREDITO, INSTITUCION DE BANCA DE DESARROLLO, as Lender, and hereinafter referred to as “BANOBRAS”, represented herein by its agent, Lusi Daniel Robles Ferrer; and by “CEMEX CONCRETOS”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, as Borrower, hereinafter referred to as “CEMEX”, represented herein by its agents, Francisco Guillermo Gómez Tamayo and Eduardo Salaburu Llamas;

II).- A FIRST PRIORITY CIVIL MORTAGE granted by “CEMEX MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIBALE, as “Mortgagor”, represented herein by its agents, Francisco Guillermo Gomez Tamayo and Eduardo Salaburu Llamas, in favor of “BANCO NACIONAL DE OBRAS Y SERVICIOS PUBLICOS”, SOCIEDAD NACIONAL DE CREDITO, INSTITUCION DE BANCA DE DESARROLLO, hereinafter referred to as the “Mortgagee”, represented by the above named agents;

III).- A FIRST PRIORITY INDUSTRIAL MORTGAGE created and granted consistent with the terms of article sixty-seven of the Law of Banking Institutions by “CEMEX MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE as mortgagor, and hereinafter referred as the “Mortgagor”, represented by the above named agents, for the benefit of “BANCO NACIONAL DE OBRAS Y SERVICIOS PUBLICOS”, SOCIEDAD NACIONAL DE CREDITO, INSTITUCION DE BANCA DE DESARROLLO hereinafter referred to as the “Mortgagee”, represented by the above named agents, pursuant to the following preamble, recitals, chapters and clauses:

PREAMBLE

A).- A CERTAIN PIECE OF LAND SEGREGATED IN PART FROM THE TRACT KNOW AS PLAZA DE ARMAS, AND [SEGREGATED] IN PART FROM THE TRACT KNOWN AS WILLARD OR EL REPRESO, IN THE MUNICIPALITY OF LA COLORADA, STATE OF SONORA.

I.- By means of public instrument number eleven thousand eight hundred and eight, dated as of March two of nineteen eighty-nine, granted by and before attorney Cesar Tapia Quijada, notary public number fifty-eight in and for Hermosillo, State of Sonora, the first charter of which was filed in the Public Registry of Property of Hermosillo, State of Sonora, as of July the third, nineteen eighty-nine, under log entry number one hundred and sixty-five thousand one hundred twenty-one, first section, volume two hundred ninety-six, “CEMENTOS DEL YAQUI”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, acquired title to ONE PORTION OF THAT CERTAIN PIECE OF LAND SEGREGATED IN PART FROM THE TRACT KNOWN AS PLAZA DE ARMAS, AND SEGREGATED IN PART FROM THE TRACT KNOWN AS WILLARD OR EL REPRESO, IN THE MUNICIPALITY OF LA COLORADA, STATE OF SONORA, HAVING A SURFACE AREA OF ONE HUNDRED EIGHTY-FOUR HECTARES NINETY NINE AREAS AND NINETY EIGHT DOT EIGHT CENTIARES, having the following metes and bounds, as per the relevant title instrument:

“ . . . From point number 0 (zero) to point number 1 (one), bound to S41°31’16’E (forty one degrees thirty-one minutes and sixteen seconds southeast), with a length of 58.38 (fifty-eight meters and thirty-eight centimeters), adjoining to the piece of land known as “San Francisco”; form point number 1 (one) to point 2

Non-Official Translation.

Revolving Loan Agreement.

Public instrument number 116,380.

Page 2 ..

number (two), bound to S35°20’57”W (thirty-five degrees twenty minutes and fifty-seven seconds southwest), with a length of 10.25 (ten meters and twenty-five centimeters), adjoining to the piece of land known as “San Francisco”; from point number 2 (two) to point number 3 (three), bound to S41°01’14”W (forty-one degrees one minute and fourteen seconds southwest), with a length of 41.06 (forty-one meters and six centimeters) adjoining to an “Unnamed” piece of land; from point number 3 (three) to point number 4 (four), bound to S48°28’30”W (forty-eight degrees twenty-eight minutes and thirty seconds southwest), with a length of 20.18 (twenty meters and eighteen centimeters) and adjoining to an “Unnamed” piece of land; from point number 4 (four) to point number 5 (five), bound to S39°11’40”E (thirty-nine degrees eleven minutes and forty seconds southeast), with a length of 126.38 (one hundred and twenty-six meters and thirty-eight centimeters) and adjoining to an “Unnamed” piece of land; from point number 5 (five) to point 6 number (six), bound to S28°09’26”E (twenty-eight degrees nine minutes and twenty-six seconds southeast), with a length of 13.52 (thirteen meters and fifty-two centimeters) and adjoining to an “Unnamed” piece of land; from point number 6 (six) to point number 7 (seven), bound to S20°24’39”E (twenty degrees twenty-four minutes and thirty-nine seconds southeast), with a length of 225.06 (two hundred and twenty-five meters and six centimeters) and adjoining to an “Unnamed” piece of land; form point number 7 (seven) to point number 8 (eight), bound to S20°00’13”E (twenty degrees zero minutes and thirteen seconds southeast), with a length of 544.32 (five hundred and forty-four meters and thirty-two centimeters) and adjoining to an “Unnamed” piece of land; from point number 8 (eight) to the point “D” bound to S12°55’18”W (twelve degrees fifty-five minutes and eighteen seconds southwest), with a length of 1,144.15 (verbatim) (one thousand one hundred forty-four meters and thirteen (sic) centimeters) and adjoining to an “Unnamed” piece of land; from the point “D” to the point “C”, bound to S70°47’04”W (seventy degrees forty-seven minutes and four seconds southwest), with a length of 452.77 (four hundred and fifty-two meters and seventy-seven centimeters) and adjoining to a piece of land owned by Luis Rodriguez Lugo; form the point “C” to the point “B”, bound to S70°47’04”W (seventy degrees forty-seven minutes and four seconds southwest), with a length of 180.49 (one hundred and eighty meters and forty-nine centimeters) and adjoining to various pieces of land owned by Luis Rodriguez Lugo; from the point “B” to the point “A”, bound to S5°34’49”E (five degrees thirty-four minutes and forty-nine seconds southeast), with a length of 205.16 (two hundred and five meters and sixteen centimeters) and adjoining to a piece of land owned by Luis Rodriguez Lugo; from the point “A” to point number 10 (ten), bound to S83°54’06”W (eighty-three degrees fifty-four minutes and six degrees southwest), with a length of 370.09 (three hundred and seventy meters and nine centimeters), and adjoining to “Rancho Las Glorias”; from point number ten to point number eleven, bound to N21°49’07”W (twenty-one degrees forty nine minutes and seven seconds northwest), with a length of 1,003.74 (one thousand and three meters and seventy-four centimeters) and adjoining to the railroad spur of Ferrocarril del Pacifico; from point number 11 (eleven) to point number 12 (twelve) bound to N68°07’59”E (sixty-eight seconds (verbatim) seven minutes and fifty-nine seconds northeast), with a length of 659.68 (six hundred and fifty-nine meters and sixty-eight centimeters), and adjoining to a piece of land known as “Willard”; from point number 12 (twelve) to point number 13 (thirteen), bound to N24°11’00”E (twenty-four degrees eleven minutes and zero seconds northeast), with a length of 1,393.33 (one thousand three hundred and ninety-three meters and thirty-three centimeters) and adjoining to the piece of land known as “Willard”; from point number 13 (thirteen) to point number 14 (fourteen), bound to N46°35’48”E (forty-six degrees thirty-five minutes and forty-eight seconds northeast), with a length of 16.24 (sixteen meters and twenty-four centimeters) and adjoining to the piece of land known as “Willard”; form point number 14 (fourteen) to point number 15 (fifteen), bound to N46°35’40”E (forty-six degrees thirty-five minutes and forty-seconds northeast), with a length of 40.66 (forty meters and sixty-six centimeters) and adjoining to a piece of land known as “Willard” and with Rancho San Francisco”; from point number 15 (fifteen) to point number 0 (zero), bound to N46°35’45”E (forty-six degrees thirty-five minutes and forty-five seconds northeast), with a length of 11.93 (eleven meters and ninety-three centimeters) and adjoining to the piece of land known as “Rancho San Francisco. A survey of the above described real property is submitted hereto …”

Non-Official Translation.

Revolving Loan Agreement.

Public instrument number 116,380.

Page 3 ..

II.- By means of public instrument number eleven thousand nine hundred and fifty-four, dated as of March thirty of two thousand, before attorney Cesar Augusto Morales, acting as deputy of the notary public number twenty-two in and for the city of Hermosillo, State of Sonora, “CEMENTOS DEL YAQUI”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, conveyed title of the piece of real property referred to in section I of the preamble, to “CEMEX MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, including the industrial cement plant together with all of the machinery and equipment, with such conveyance of title ensuing from a certain merger agreement.

III.- By means of public instrument number twelve thousand one hundred and fifty-seven, dated as of February nine of two thousand, before the above referred notary public, the first charter of which was filed in the Public Registry of Property of Hermosillo, State of Sonora, as of March eighteen of two thousand and two, under log entry number two hundred and seventy-six thousand five hundred and forty-three, section of Real Property, first book, volume six thousand six hundred and seventy-three, “CEMENTOS DEL YAQUI”, SOCIEDAD ANONIMA DE CPAITAL VARIABLE, complemented and rectified the public instrument described in the preceding paragraph, containing conveyance of title of the real property described in section I of the preamble of this instrument, and ensuing from a certain merger agreement with, and in favor of, “CEMEX MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE.

IV.- The “MORTGAGOR” hereby declares that the real property described section I of the preamble of this instrument, is free and clear of any and all liens and is up to date in the payment of taxes accruing thereon, a situation substantiated with the following materials:

A.- As to the first issue, with the certificate of no liens, filed with the Public Registry of Property of Hermosillo, Sonora, as of April seventeen of two thousand and nine, which is attached to the appendix of this instrument under the letter “A”.

B.- As to the second issue:

a.- With that certain bill of payment bearing land code number:

“1703D5110105” (one seven zero three D five one one zero one zero five), a copy of which is attached to the appendix of this instrument under the letter “B”.

Furthermore, said real property has no other bills of rights for water service.

b.- With the certificate of no debts as to real property taxes accruing on the real property described in the section I of the preamble of this instrument, which is attached to the appendix of this instrument under the letter “C”.

Non-Official Translation.

Revolving Loan Agreement.

Public instrument number 116,380.

Page 4 ..

B).- A CERTAIN PIECE OF LAND LOCATED IN LA COLORADA STATE OF SONORA.

V.- By means of public instrument number thirty-three thousand two hundred and thirty-five, dated as of June eighteen, nineteen eighty-nine, before attorney Carlos Cabrera Muñoz, notary public number eleven in and for the city of Hermosillo, State of Sonora, the first charter of which was filed with the Public Registry of Property of Hermosillo, State of Sonora, on February eight nineteen ninety, under log entry number, one hundred and sixty-eight thousand four hundred and fifty, first section, volume two hundred and ninety-eight; “CEMENTOS DEL YAQUI”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, acquired title to that certain PORTION OF LAND LOCATED IN LA COLORADA, STATE OF SONORA, with a land surface area of ONE HUNDRED HECTARES, having the following metes and bounds, as per the relevant title instrument:

“ . . . From point “A”, bound to N81°44’E (eighty-one degrees and forty-four minutes northeast) with a length of 1,280.48 (one thousand two hundred and eighty meters and forty eight centimeters), adjoining with the remainder of the west portion, where it reaches point “B”, from this point, bound to N8°16’W (eight degrees and sixteen minutes northwest) with a length of 661.27 (six hundred and sixty-one meters and twenty-seven minutes (sic), adjoining with the remainder West portion, where it reaches point “C”; from this point, bound to S75°26’W (seventy-five degrees and twenty-six minutes southwest), with a length of 87.06 (eighty-seven meters and six centimeters) adjoining with a certain private property, where it reaches point number 60 (sixty); from this point bound to S75°26’W (seventy-five degrees and twenty-six minutes southwest), with a length of 286.05 (two hundred and eighty-six meters and five centimeters), adjoining with a certain private property, where it reaches point number 61 (sixty-one); from this point bound to S70°55’W (seventy degrees and fifty-five minutes southwest), with a length of 993.70 (nine hundred and ninety-three meters and seventy centimeters), adjoining with a certain private property, where it reaches point number 64 (sixty-four); from this point, with a length of 636.96 (six hundred and thirty-six meters and ninety-six centimeters), adjoining with Ejido Torres, until it reaches the point “A”, that is, the starting point, and closing the polygon …”

VI.- By means of public instrument number one thousand nine hundred and fifty-three, dated as of March thirty of two thousand, before attorney Cesar Augusto Morales Mujica, deputy notary public of the notary public number twenty two in and for the city of Hermosillo, State of Sonora, the first charter of which was filed with the Public Registry of Property of Hermosillo, State of Sonora, on June eight of two thousand, under log entry number two hundred and fifty-four thousand four hundred and thirty, section of Real Property, book number one, volume number four thousand three hundred and sixty-six; “CEMENTOS DEL YAQUI”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, conveyed title of the piece of real property referred to in the preceding paragraph to “CEMEX MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, with such conveyance of title ensuing from a certain merger agreement.

VII.- The “MORTGAGOR” hereby declares that the real property described in section five of the preamble of this instrument, is free and clear of any and all liens and is up to date in the payment of taxes accruing thereon, a situation substantiated with the following materials:

A.- As to the first issue, with the certificate of no liens, filed with the Public Registry of Property of Hermosillo, Sonora, as of April seventeen of two thousand and nine, which is attached to the appendix of this instrument under the letter “D”.

B.- As to the second issue:

a.- With that certain bill of payment bearing land code number:

“1703D6240087” (one seven zero three D six two four zero zero eight seven), a copy of which is attached to the appendix of this instrument under the letter “E”.

Furthermore, said real property has no other bills of rights for water service.

b.- With the certificate of no debts as to real property taxes accruing on the real property described in the section five of the preamble of this instrument, which is attached to the appendix of this instrument under the letter “F”.

Non-Official Translation.

Revolving Loan Agreement.

Public instrument number 116,380.

Page 5 ..

C).- A CERTAIN “UNNAMED” PIECE OF LAND LOCATED APROXIMATELY AT KILOMETER SEVENTEEN POINT FIVE OF THE ROAD TO HERMOSILLO LA COLORADA, STATE OF SONORA.

VIII.- By means of public instrument number eleven thousand eight hundred and seven, dated as of March two of nineteen eighty-nine, before attorney Cesar Tapia Quijada, notary public number fifty-eight in and for the city of Hermosillo, State of Sonora, the first charter of which was filed with the Public Registry of Property of Hermosillo, State of Sonora, on April twenty-six of nineteen ninety one, under log entry number one hundred and seventy-six thousand four hundred and ninety-two, first section, volume two hundred and thirty-one, “CEMENTOS DEL YAQUI”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, acquired title to a CERTAIN “UNNAMED” PIECE OF LAND LOCATED APROXIMATLEY AT KILOMETER SVENETEN POINT FIVE OF THE ROAD TO HERMOSILLO, LA COLORADA, STATE OF SONORA, with a surface area of FIFTEEN HECTARES, having the following metes and bounds, as per the relevant title instrument:

“ . . . From point number 1 (one) to point number 2 two, bound to S48°28’30’W (forty-eight degrees twenty-eight minutes and thirty seconds southwest), with a length of 20.18 (twenty meters and eighteen centimeters), adjoining with the piece of land known as Willard and/or El Represo; from point number 2 (two) to point number 3 (three), bound to S39°11’40”E (thirty-nine degrees eleven minutes and forty seconds southeast), with a length of 126.38 (one hundred and twenty-six meters and thirty-eight centimeters), adjoining with the piece of land known as “Willard” and/or El Represo; from point number 3 (three) to point number 4 (four), bound to S28°09’26”E (twenty-eight degrees nine minutes and twenty-six seconds southeast), with a length of 13.52 (thirteen meters and fifty-two centimeters), adjoining with the piece of land known as “Willard” and/or El Represo; from point number 4 (four) to point number 5 (five), bound to S20°24’39”E (twenty degrees twenty-four minutes and thirty nine seconds southeast), with a length of 225.06 (two hundred and twenty-five meters and six centimeters), adjoining with the piece of land known as “Willard” and/or El Represo; from point number 5 (five) to point number 6 (six), bound to S20°00’13”E (twenty degrees zero minutes and thirteen seconds southeast), with a length of 544.32 (five hundred and forty-four meters and thirty-two centimeters), adjoining with the piece of land known as “Willard” and/or El Represo, from point number 6 (six) to point number 7 (seven), bound to N62°31’30”E (sixty-two degrees thirty-one minutes and thirty seconds northeast), with a length of 350.35 m (three hundred and fifty meters and thirty five centimeters), adjoining with the piece of land known as Rancho La Gloria owned by Ms. Lucia Lohr de Rodriguez Lugo; from point number seven to point number one, which was the starting point to close the polygon bound to N43° 23’ 32”W, with a length of 938.29 (nine hundred and thirty-eight meters and twenty-nine centimeters) and adjoining with the piece of land known as San Francisco with the Hermosillo La Colorada road in between. . .”

IX.- By means of public instrument number eleven thousand nine hundred and fifty-eight, dated as of March thirty of two thousand, before attorney Cesar Augusto Morales Mujica, deputy notary public of the notary public number twenty two in and for the city of Hermosillo, State of Sonora, the first charter of which was filed with the Public Registry of Property of Hermosillo, State of Sonora, on May twenty-six of two thousand, under log entry number two hundred and fifty-four thousand and thirty-eight, section of Real Property, book number one, volume number four thousand three hundred and twenty-five, “CEMENTOS DEL YAQUI”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, conveyed title of the piece of real property referred to in the preceding paragraph to “CEMEX MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, with such conveyance of title ensuing from a certain merger agreement.

X.- The “MORTGAGOR” hereby declares that the real property described in roman numeral eight of the preamble of this instrument, is free and clear of any and all liens and is up to date in the payment of taxes accruing thereon, a situation substantiated with the following materials:

A.- As to the first issue, with the certificate of no liens, filed with the Public Registry of Property of Hermosillo, Sonora, as of April sixteen of two thousand and nine, which is attached to the appendix of this instrument under the letter “G”.

Non-Official Translation.

Revolving Loan Agreement.

Public instrument number 116,380.

Page 6 ..

B.- As to the second issue:

a.- With that certain bill of payment bearing land code number:

“1703D5110084” (one seven zero three D five one one zero zero eight four), a copy of which is attached to the appendix of this instrument under the letter “H”.

Furthermore, said real property has no other bills of rights for water service.

b.- With the certificate of no debts as to real property taxes accruing on the real property described in the section five of the preamble of this instrument, which is attached to the appendix of this instrument under the letter “I”.

D).- A CERTAIN RURAL PIECE OF LAND LOCATED IN THE MUNICIPALITY OF LA COLORADA, STATE OF SONORA.

XI.- By means of public instrument number eleven thousand eight hundred and six, dated as of March the second of nineteen eighty-nine, before attorney Cesar Tapia Quijada, notary public number fifty-eight in and for the city of Hermosillo, State of Sonora, the first charter of which was filed in the Public Registry of Property of Hermosillo, State of Sonora, on June sixteen of nineteen eighty-nine, under log entry number one hundred and sixty four thousand eight hundred and forty-six, first section, volume two hundred and ninety-two, “CEMENTOS DEL YAQUI”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, acquired title to that certain RURAL PIECE OF LAND LOCATED IN THE MUNICIPALITY OF LA COLORADA, STATE OF SONORA, AT KILOMETER SEVENTEEN OF THE ROAD TO HERMOSILLO LA COLORADA, with a surface area of ONE THOUSAND SEVEN HUNDRED AND EIGHTY HECTARES, having the following metes and bounds, as per the relevant title instrument:

“ . . . From point number 0 (zero) to point number 1 (one), bound to N39°41’E (thirty-nine degrees and forty-one minutes northeast), with a length of 11.00 (eleven meters); from this point to point number 2 (two), bound to N43°30”W (forty-three degrees and thirty minutes northwest), with a length of 57.26 (fifty-seven meters and twenty-six centimeters); from this point to the vertex of the portion sold to Parque Industrial de Hermosillo, bound to N20°07’W (twenty degrees and seven minutes northwest), with a length of 2,267.29 (two thousand two hundred and sixty-seven meters and twenty-nine centimeters), adjoining to the southwest with the piece of land known as Willard; from this point bound to N62°53’E (sixty-two degrees and fifty-three minutes northeast), with a length of 415.00 (four hundred and fifteen meters), adjoining to the northwest with land owned by Parque Industrial de Hermosillo; from this point bound to N20°07’W (twenty degrees and seven minutes northwest), with a length of 485.50 (four hundred and eighty-five meters and fifty centimeters), adjoining to the Southwest with land owned by Parque Industrial de Hermosillo; from this point bound to S62°53’W (sixty-two degrees and fifty-three minutes southwest), with a length of 415.00 (four hundred and fifteen meters), adjoining to the Southeast with property of Parque Industrial de Hermosillo; from this point to point number 3 (three), bound to N20°08’ (verbatim) W (twenty degrees and seven (sic) minutes northwest), with a length of 432.00 (four hundred and thirty-two meters), adjoining to the Southeast with the piece of land known as Willard; from point number 3 (three) to point number 4 (four), bound to S86°12’E (eighty-six degrees and twelve minutes southeast), with a length of 810.80 (eight hundred and ten meters and eighty centimeters); from point number 4 (four) to point number 5 (five), bound to S31°13’ (sic) (thirty-one degrees and thirteen minutes southeast), with a length of 83.56 (eighty-three meters and fifty-six centimeters); from point number 5 (five) to point number 6 (six), bound to S38°48’E (thirty-eight degrees and forty-eight minutes southeast), with a length of 87.81 (eighty-seven meters and eighty-one centimeters); from point number 6 (six) to point number 7 (seven), bound to S60°03’E (sixty degrees and three minutes southeast), with a

Non-Official Translation.

Revolving Loan Agreement.

Public instrument number 116,380.

Page 7 ..

length of 70.31 (seventy meters and thirty-one centimeters); from point number 7 (seven) to point number 8 (eight), bound to S51°06’E (fifty-one degrees and six minutes southeast), with a length of 658.93 (six hundred and fifty-eight meters and ninety-three centimeters); from point number 8 (eight) to point number 9 (nine), bound to N52°25’E (fifty-two degrees and twenty five minutes northeast), with a length of 73.75 (seventy-three meters and seventy-five centimeters); from point number 9 (nine) to point number 10 (ten), bound to N19°44’E (nineteen degrees and forty-four minutes northeast), with a length of 149.46 (one hundred and forty-nine meters and forty-six centimeters); from point number 10 (ten) to point number 11 (eleven), bound to N02°52’E (two degrees and fifty-two minutes northeast), with a length of 80.45 (eighty meters and forty-five centimeters); from point number 11 (eleven) to point number 12 (twelve), bound to N18°06’W (eighteen degrees and six minutes northwest), with a length of 75.80 (seventy-five meters and eighty centimeters); from point number 12 (twelve) to point number 13 (thirteen), bound to N15°10’E (fifteen degrees and ten minutes northeast), with a length of 94.50 (ninety-four meters and fifty centimeters); from point number 13 (thirteen) to point number 14 (fourteen), bound to N41°23’E (forty-one degrees and twenty three centimeters (sic) northeast), with a length of 181.44 (one hundred and eighty-one meters and forty-four centimeters), from point number 14 (fourteen) to point number 15 (fifteen), bound to N41°23’E (forty-one degrees and twenty-three minutes northeast), with a length of 181.44 (one hundred and eighty-one meters and forty-four centimeters), from point number 14 (fourteen) to point number 15 (fifteen), bound to N04°59’E (four degrees and fifty-nine minutes northeast), with a length of 89.23 (eighty-nine meters and twenty-three centimeters); from point number 15 (fifteen) to point number 16 (sixteen), bound to N16°03’W (sixteen degrees and three minutes northwest), with a length of 75.00 (seventy-five meters), adjoining, on the first side, with Rancho San Isidro, and on the remainder sides with Calera Willard; from this point to point number 17 (seventeen), bound to N76°05’E (seventy-six degrees and five minutes northeast), with a length of 188.00 (one hundred and eighty-eight meters); from this point, to point number 18 (eighteen) bound to N78°20’E (seventy-eight degrees and twenty minutes northeast), with a length of 3,956.00 (three thousand nine hundred and fifty-six meters), adjoining on the Northeast with Rancho San Isidro de Eduardo Muñoz Camou; from this point to point number 19 (nineteen), bound to S17°07’E (seventeen degrees and seven minutes southeast), with a length of 927.58 (nine hundred and twenty-seven meters and fifty-eight centimeters), adjoining on the Northeast side with Land Bojórquez or El Bajío; from this point to point number 20 (twenty), bound to S28°57’W (twenty-eight degrees and fifty-seven minutes southwest), with a length of 2,439.12 (two thousand four hundred and thirty-nine meters and twelve centimeters), adjoining on the Southeast with Rancho El Rosario de Magdalena E, (sic) de Aguayo; from this point to point number 21’ (twenty-one premium), bound to S38°33’E (thirty-eight degrees and thirty-three minutes southeast), with a length of 486.25 (four hundred and eighty six meters and twenty-five centimeters), adjoining on the Northeast with Rancho El Rosario; from this point to point number 22’ (twenty-two premium), bound to S57°49’48”W (fifty-seven degrees forty-nine minutes and forty-eight seconds southwest), with a length of 3,369.16 (three thousand three hundred and sixty-nine meters and sixteen centimeters), adjoining on the Southeast with a private property; and from this point to the point number 0 (zero), which was the starting point, bound to N43°48’W (forty three degrees forty eight minutes west (sic)), in 1,697.50 (one thousand six hundred and ninety-seven meters and fifty centimeters), adjoining with Road to La Colorada. . . .”

XII.- By means of public instrument number eleven thousand nine hundred and fifty-five, dated as of March thirty of two thousand, before attorney Cesar Augusto Morales, acting as deputy to the notary public number twenty-two of Hermosillo, State of Sonora, “CEMENTOS DEL YAQUI”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, conveyed title of the piece of real property referred to in the roman numeral eleven above to “CEMEX MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, including the industrial cement plant together with all of the machinery and equipment, with such conveyance of title ensuing from a certain merger agreement.

Non-Official Translation.

Revolving Loan Agreement.

Public instrument number 116,380.

Page 8 ..

XIII.- By means of public instrument number twelve thousand one hundred and sixty, dated as of February nine of two thousand, before the above referred notary public, the first charter of which was filed in the Public Registry of Property and Hermosillo, State of Sonora, as of March twenty of two thousand and two, under log entry number two hundred and seventy six thousand six hundred and thirty-seven, section of Real Property, first book, volume six thousand six hundred and eighty-two, “CEMENTOS DEL YAQUI”, SOCIEDAD ANONIMA DE CPAITAL VARIABLE, complemented and rectified the public instrument described in the preceding paragraph, containing conveyance of title of the real property described in the preceding paragraph, and ensuing from a certain merger agreement with, and in favor of, “CEMEX MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE.

XIV.- The “MORTGAGOR” hereby declares, that the real property described in the roman numeral eleventh above of this instrument, is free and clear of any and all liens and is up to date in the payment of taxes accruing thereon, a situation substantiated with the following materials:

A.- As to the first issue, with the certificate of no liens, filed with the Public Registry of Property of Hermosillo, Sonora, as of April seventeen of two thousand and nine, which is attached to the appendix of this instrument under the letter “J”.

B.- As to the second issue:

a.- With that certain bill of payment bearing land code number:

“1703D5110006” (one seven zero three D five one one zero zero zero six), a copy of which is attached to the appendix of this instrument under the letter “K”.

Furthermore, said real property has no other bills of rights for water service.

b.- With the certificate of no debts as to real property taxes accruing on the real property described in the roman numeral eleventh of the preamble of this instrument, which is attached to the appendix of this instrument under the letter “L”.

XV.- The fair market value of those pieces of real properties identified in roman numerals one, five, eight and eleven of the preamble of this instrument, including the improvements and other fixtures comprising the Cement Processing Plant known as “El Yaqui” and owned by the “Mortgagor”, is in the amount of $4,104,410,774.00 (FOUR THOUSAND ONE HUNDRED AND FOUR MILLION FOUR HUNDRED AND TEN THOUSAND AND SEVEN HUNDRED AND SEVENTY-FOUR PESOS, 00/100 MEXICAN CURRENCY), as per appraisal number two thousand nine slash zero six hundred and seventeen, performed as of March thirteen of two thousand and nine, for an amount of $2,821,868,000.00 (TWO THOUSAND EIGHT HUNDRED AND TWENTY-ONE MILLION EIGHT HUNDRED AND SIXTY-EIGHT THOUSAND PESOS 00/100, MEXICAN CURRENCY), and the complement thereof with number two thousand nine slash zero eight hundred and sixty-five, dated as of April sixteen of two thousand and nine, for an amount of $1,282,542,774.00 (ONE THOUSAND TWO HUNDRED AND EIGHTY-TWO MILLION FIVE HUNDRED AND FORTY TWO THOUSAND SEVEN HUNDRED AND SEVENTY-FOUR PESOS 00/100, MEXICAN CURRENCY), performed by the appraisal area of “BANCO NACIONAL DE OBRAS Y SERVICIOS PUBLICOS”, SOCIEDAD NACIONAL DE CREDITO, which are attached to the appendix of this instrument under the letters “M one” and “M two”.

XVI.- As of April fourteen of two thousand and eight, “CEMEX” entered into that certain administrative agreement number DA-05-2008 (DA dash zero five dash two zero zero eight), with the Government of the Federal District, hereinafter referred to as GDF, for long term rendering of services for urban improvement

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Revolving Loan Agreement.

Public instrument number 116,380.

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and integral maintenance of the interior circuit of Mexico City, hereinafter referred to as the MEXICO CITY AGREEMENT, the purpose of which is the rehabilitation of the road surface of the central and side lanes of the main street, based upon hydraulic concrete; public lighting; signposting; central and lateral sidewalks; including the regeneration of green areas adjacent to such circuit, for an amount of $3,279,810,436.25 (THREE THOUSAND TWO HUNDRED AND SEVENTY-NINE MILLION EIGHT THOUSAND AND TEN AND FOUR HUNDRED AND THIRTY-SIX PESOS 25/100, MEXICAN CURRENCY), inclusive of Value Added Tax, hereinafter referred to as VAT; provided that the payments were to be made in five equal annual installments, [payable] no later than the last day of the month of November of each fiscal year of TWO THOUSAND AND EIGHT, TWO THOUSAND AND NINE, TWO THOUSAND AND TEN and TWO THOUSAND AND ELEVEN, and as to the fiscal year of TWO THOUSAND AND TWELVE, no later than the last day of the month of October. The MEXICO CITY AGREEMENT provides the obligation of “CEMEX” to carry out the works and the rendering of urban improvement and maintenance services, and the obligation of GDF to pay the consideration set forth therein and issue performance monthly reports and target conclusion certificates, hereinafter referred to as the GDF CERTIFICATES.

XVII.- As of September two of two thousand and eight, “CEMEX” entered into that certain fixed term and deferred payments—unitary prices financed public works agreement, number SCEM-JC-08AGIS-164-0F (SCEM dash JC dash zero eight dash AGIS dash one six four dash zero F), with the State Board of Highways of the State of Mexico, hereinafter referred to as the BOARD, of the Government of the State of Mexico, and hereinafter referred to as the MEXICO STATE CONSTRUCTION AGREEMENT, the purpose of which is the execution of construction works of that certain project known as REHABILITATION OF THE JOSE LOPEZ PORTILLO HIGHWAY, for an amount of $655,000,000.00 (SIX HUNDRED AND FIFTY-FIVE MILLION PESOS 00/100, MEXICAN CURRENCY), plus relevant Value Added Tax, regular interests, and late interests, to the extent applicable. The MEXICO STATE CONSTRUCTION AGREEMENT provides the obligation of “CEMEX” to finance the execution of the construction works and the obligation of the BOARD to execute and issue certain promissory notes, hereinafter referred to as the MEXICO STATE NOTES, for each estimate of work to be developed, with even dates as of the approval of such estimate and one single repayment of principal on the expiration date, which were scheduled to mature eight months as of execution thereof. The agreement also requires for an advance payment to be tendered equal to twenty percent of the value of the agreement plus relevant Value Added Tax.

The construction agreements referred to in the roman numerals XVI and XVII of the preamble, shall be collectively referred to as the CONTRACTS, a copy of which are attached to the appendix of this instrument under the letters “N one” and “N two”.

RECITALS

I.- “BANOBRAS” hereby declares that:

a) Is a Sociedad Nacional de Credito (national lending institution) duly organized pursuant to the laws of the United States of Mexico and that it operates consistent with the provisions of its own Internal Governing Law and other applicable legal provisions.

b) Its Internal Governing Law allows it to finance or refinance public or private investment projects in infrastructure and public services, and to support institutional strength of governments at the federal, state or municipal levels, with the purpose of contributing to the sustainable development of the country.

c) Its representative has the required authority to enter into this agreement on behalf of “BANOBRAS” and bind the same under the terms hereof, and that such authority has not been revoked as of the date hereof.

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Revolving Loan Agreement.

Public instrument number 116,380.

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d) By means of that certain Resolution number nineteen slash two thousand and nine, dated as of March twenty-seven of two thousand and nine, the Board of Directors of Banobras approved the granting of a revolving credit line to “CEMEX”, up to the amount of $5,000,000,000.00 (FIVE THOUSAND MILLION PESOS 00/100, MEXICAN CURRENCY), pursuant to the terms and conditions hereinafter set forth.

e) By means of those certain Resolutions numbers twenty slash two thousand and nine, dated as of March twenty-seven of two thousand and nine, and sixty-three slash zero nine, the Board of Directors and the Internal Lending Committee of Banobras, respectively, approved the granting of a simple loan to the trustee of that certain administration and payment source trust, to be formed for the purposes hereof by “CEMEX” as the beneficiary, hereinafter referred to as the SIMPLE LOAN, and such trust agreement to be entered by “BANOBRAS” with the CEMEX TRUST shortly, and which shall have a TRANCHE “A” section, to be allocated for working capital of CEMEX.

II.- “CEMEX” hereby declares that:

a) Is a company duly organized and existing pursuant to the laws of Mexico, [originally] as “COMPAÑIA CONCRETOS CULIACAN”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, as per public instrument number fifteen thousand and fifty, dated as of July five of one thousand nine hundred and sixty-five, granted by and before attorney Jorge Sotelo Regil, notary public number one hundred and eight in and for the Federal District, and filed with the Public Registry of Property and Commerce of Monterrey, State of Nuevo Leon, as of February twenty-two of nineteen ninety-one, under log entry number four hundred and sixty-eight, page one hundred and forty-one, Volume three hundred and forty-eight, Book three, Second Auxiliary of Instruments of Mercantile Companies, Commerce Section.

b) The instrument containing the articles of incorporation identified in the preceding paragraph has been amended on various occasions, and one of the most noteworthy being the amendment contained in the public instrument number sixty-seven thousand five hundred and six, dated as of December thirteen of nineteen ninety-nine, granted by and before attorney Juan Manuel Garza Garcia, notary public number sixty-seven in and for the city of San Pedro Garza Garcia, State of Nuevo Leon; referring to the merger of “Agregados y Triturados Monterrey”, Sociedad Anonima de Capital Variable, “Arena del Oriente”, Sociedad Anonima de Capital Variable, “Concreto Prmezclado Nacional”, Sociedad Anonima de Capital Variable, “Concreto y Precolados”, Sociedad Anonima de Capital Variable and “Pavimentos Mexicanos de Concreto”, Sociedad Anonima de Capital Variable (as merged companies), into and with “Concretos de Alta Calidad y Agregados”, Sociedad Anonima de Capital Variable (as merging company); and also the entire amendment to the by-laws and the corporate name [of the corporate entity ensuing from said merger], among other matters, to “Cemex Concretos”, Sociedad Anonima de Capital Variable. The first charter of such public instrument was filed with the Public Registry of Property and Commerce of Monterrey, State of Nuevo Leon, as of December fifteen of nineteen ninety-nine, under log entry number nine thousand and eighty-seven, Volume two hundred and nine dash one hundred and seventy-six, Book four, Third Auxiliary of Miscellaneous Matters and Agreements.

c) Furthermore, as per public instrument number five thousand eight hundred and ninety-four, dated as of December seventeen of two thousand and eight, granted by and before attorney Jose Luis Farias Montemayor, notary public number one hundred and twenty in and for the First District of Monterrey, State of Nuevo Leon; the by-laws of “CEMEX” were up-dated, and among other matters, [the up-dated by laws of] “CEMEX” allowed it to grant or take money in loan, with or without security interest.

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Revolving Loan Agreement.

Public instrument number 116,380.

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d) The agents of “CEMEX” hereof, have the required authority to execute this public instrument on behalf of “CEMEX” and to bind their constituent under the terms of this instrument, and such authority has not been revoked as of the date hereof.

e) The execution of this instrument and compliance of the obligations hereof, do not and will not result in any violation to any law, regulation, decree, ordinance or other legal provisions issued by any power or authority, to the extent applicable to “CEMEX”.

f) The execution of this instrument and compliance of the obligations hereof, do not and will not result in any breach of any contract, agreement, instrument or any other contractual obligation or of any other nature, to which “CEMEX” is a party or pursuant to which “CEMEX” is bound.

g) There are no pending actions, trials, proceedings or investigations, or the knowledge of “CEMEX”, threatening “CEMEX”, by or before any court or governmental authority in respect of, or relating to, “CEMEX” or any of its property which could impair the validity of this instrument or the obligations hereof.

h) There are no unperformed judgments or pending orders, decrees or labor awards rendered against “CEMEX” or against any of its property which could impair the validity of this instrument or the obligations hereof.

i) It expects to enter into future public work agreements with other agencies and/or entities of the public sector and with private companies, the activity of which shall be connected to the generation of infrastructure, which results in the execution of construction ensuing from a concession [title], permit or services agreements, the collections interest of which shall be contributed into the trust referred to in roman numeral ONE of the third clause of the revolving credit line agreement set forth below, hereinafter the FUTURE CONTRACTS, which agreements may or may not require for tendering of advanced payments.

j) The proceeds that will be used to comply with its obligations hereunder ensue and will be from legal sources.

III.- The “MORTGAGOR” hereby declares that:

a) It is a sociedad anonima de capital variable (variable capital corporation), duly organized and existing pursuant to the laws of the United States of Mexico.

b) It has obtained all required authorizations and permits (corporate and otherwise) to approve the execution of this instrument and the transactions contemplated herein do not breach its current by-laws.

c) The agents of MORTGAGOR herein have the required authority to execute this instrument on behalf of the “MORTGAGOR” and to bind their constituent under the terms of this instrument, and such authority has not been revoked as of the date hereof.

d) The execution of this instrument and compliance of the obligations hereof, do not and will not result in any violation to any law, regulation, decree, ordinance or other legal provisions issued by any power or authority, to the extent applicable to the “MORTGAGOR”.

e) The execution of this instrument and compliance of the obligations hereof, do not and will not result in any breach of any contract, agreement, instrument or any other contractual obligation or of any other nature, to which the “MORTGAGOR” is a party or pursuant to which the “MORTGAGOR” is bound.

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Revolving Loan Agreement.

Public instrument number 116,380.

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f) There are no pending actions, trials, proceedings or investigations, or the knowledge of the “MORTGAGOR”, threatening the “MORTGAGOR”, by or before any court or governmental authority in respect of, or relating to, the “MORTGAGOR” or any of its property which could impair the validity of this instrument or the obligations hereof.

g) There are no unperformed judgments or pending orders, decrees or labor awards rendered against the “MORTGAGOR” or against any of its property which could impair the validity of this instrument or the obligations hereof.

h) It desires to enter into this agreement in order to collateralize the obligations of its subsidiary, “CEMEX”, hereunder, for the benefit of “BANCO NACIONAL DE OBRAS Y SERVICIOS PUBLICOS”, SOCIEDAD NACIONAL DE CREDITO, INSTITUCION DE BANCA DE DESARROLLO, including any future obligations existing in favor of “BANOBRAS” and ensuing from the credit transactions with the lending institution that will act as the trustee of that certain administration and payment source trust to be formed for such purposes, and that it agrees to enter into the SIMPLE LOAN with “BANOBRAS”; by creating an industrial mortgage and civil mortgage [as collateral] upon all of the material elements, real and personal property engaged in the exploitation of the El Yaqui Plant, considered as a unit (hereinafter, including the real property, referred to as the “Assets”).

i) It is the only and legal owner and/or holder of the Assets described in the above roman numbers ONE, FIVE, EIGHT and ELEVEN of the preamble of this instrument.

j) The “MORTGAGOR” is up to date in the payment of real property taxes, water, electric power and telephone utility services, and of other applicable taxes, duties and utility services in connection with the Assets. Upon the occurrence [or receipt of] any forewarnings, requirements and/or any attachments in connection with such obligations, the “MORTGAGOR” shall provide written notice thereof to “BANOBRAS”, within five days following the date the “MORTGATOR” became aware of such event.

k) It is willing to create and grant and industrial and civil mortgage upon the Assets and the El Yaqui Plant, considered as a whole, inclusive of the Real Property described in the various sections of the preamble of this instrument, with the limitations and up to the amount set forth hereunder, collectively referred to as the COLLATERAL, consistent with the terms set forth in the chapters II) and III) of this instrument.

l) The Assets are free and clear of any and all liens (whether statutory or otherwise), charge, domain limitation, preemptive right or claim by taxes or any other duties; as substantiated with the no lien certificates that have been described in the various sections of the preamble of this instrument.

NOW, THEREFORE, In view of the above, the parties hereto agree to the following:

FIRST CHAPTER

REVOLVING LOAN FACILITY AGREEMENT

CLAUSES

FIRST. MAKING OF THE REVOLVING LOAN. “BANOBRAS” hereby advances to “CEMEX” a revolving loan, and makes available to “CEMEX” an amount of up to $5,000,000,000.00 (FIVE THOUSAND MILLION PESOS 00/100, MEXICAN CURRENCY), -and hereinafter referred to as the LOAN-.

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Revolving Loan Agreement.

Public instrument number 116,380.

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[The LOAN] does not include the funding expenses set forth in the following sixth clause, nor did the interest set forth hereunder.

The LOAN shall be divided into two tranches, pursuant to the following:

TRANCHE “A”: Up to the balance resulting between the maximum amount of $5,000,000,000.00 (FIVE THOUSAND MILLION PESOS 00/100, MEXICAN CURRENCY), hereinafter referred to as the TRANCHE “A”, and the portion resulting from the outstanding balance of the TRANCHE “B”, as defined hereunder; and

TRANCHE “B”: Up to the amount of the balance resulting between the maximum amount of $5,000,000,000.00 (FIVE THOUSAND MILLION PESOS 00/100, MEXICAN CURRENCY), hereinafter referred to as the TRANCHE “B”, and the portion resulting from the outstanding balance of the TRANCHE “A”.

The available amount of the TRANCHE “A” LOAN shall be subject to: i) that the [fair market] value of the COLLATERAL, maintains at all times a ratio of one point twenty-five to one, in connection to the outstanding balance of the TRANCHE “A” LOAN and the outstanding balance of the TRANCHE “A” of the SIMPLE LOAN assigned to working capital, including the amount of all of the withdrawals to be made [hereunder]; ii) that the payment source contributed into the [payment] trust referred to in the third clause below, maintains a ratio of two to one in respect of the unpaid balance of TRANCHE “A” LOAN, including the amount of all of the withdrawals to be made hereunder.

SECOND. USE OF PROCEEDS. “CEMEX” hereby agrees to use the funds of the LOAN, precisely and exclusively for the following matters:

TRANCHE “A”, to pay:

I. Working capital and for commencement and/or continuation of execution of the CONTRACTS and the FUTURE CONTRACTS.

II. The payment of commitment fees, financial engineering fees and the withdrawal referred to in the sixth clause of this agreement, and the relevant VAT accruing thereon.

TRANCHE “B”, to pay:

I. Refinancing of up to an EIGHTY PERCENT of the construction work which is concluded but unpaid ensuing from the GDF CERTIFICATES, and for payment of fees and principal and interest in connection with the TRANCHE “A” LOAN.

To refinance up to an EIGHTY PERCENT of the construction work which is concluded but unpaid ensuing from construction work estimates and other payment documents of FUTURE CONTRACTS, to the satisfaction of BANOBRAS, which may qualify as a payment commitment by the various governmental agencies and/or private entities, hereinafter referred to as the PAYMENT DOCUMENTS.

II. If funds from the TRANCHE “B” LOAN should be sued to refinance the PAYMENT DOCUMENTS ensuing from FUTURE CONTRACTS, for which funds were granted from TRANCHE “A” LOAN, then the fund from the TRANCHE “B” LOAN shall be used to pay principal and interest accruing on the TRANCHE “A” LOAN, pursuant to the repayment schedule referred to in the eighth clause hereunder.

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Revolving Loan Agreement.

Public instrument number 116,380.

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THIRD. CONDITIONS PRECEDENT. In order for “CEMEX” to make withdrawals on the account of the LOAN, “CEMEX” shall have previously complied with the following conditions precedent to the satisfaction of “BANOBRAS”:

As to the first withdrawal:

I. An irrevocable administration and payment source trust shall have been formed, hereinafter referred to as the TRUST, whereby “CEMEX” shall contribute one hundred percent of its right and interest to all collection ensuing from the CONTRACTS, which are not committed for and which remain unused as of execution hereof and/or contribution thereof to the corpus TRUST; and, to the extent applicable, one hundred percent of its right and interest to all collection ensuing from the FUTURE CONTRACTS which are not committed for and which remain unused as of contribution thereof to the corpus TRUST, in respect of construction work completed but unpaid, and in respect of construction work to be completed.

The TRUST agreement shall provide that the corpus and purposes thereof shall consist, among others, of the following:

A. The contribution thereof of all right and withdrawal interests [on the account] of the LOAN.

B. To receive the payment of all the work estimates and/or proceeds resulting from the discount of the GDF CERTIFICATES and/or the PAYMENT DOCUMENTS, and that the trustee shall provide notice thereof to BANOBRAS, as to the amount of the same, that will allow it to determine the amount of interest payable and the repayment of the LOAN.

C. [That the trustee shall] provide a written monthly statement to “CEMEX” and to “BANOBRAS”, that will reflect, in addition to any account activity, the following matters:

- The total amount of each and all of the GDF CERTIFICATES and/or the PAYMENTS DOCUMENTS contributed to the TRUST corpus.

- The construction work agreement to which the amount of the relevant GDF CERTIFICATES and/or PAYMENT DOCUMENTS is associated to.

D. That upon the request of “BANOBRAS”, [the trustee shall] directly require those governmental agencies and/or private entities which may have authorized the assignment of collection rights from the CONTRACTS and from the FUTURE CONTRACTS into the corpus of the TRUST, reports relating to physical and financial progress of the construction work which may comprise the payment source of the LOAN, in the event no deposits deriving from the payment of the GDF CERTIFICATES and/or the PAYMENT DOCUMENTS shall have been received in a time period of three months.

E. [That the trustee shall] maintain separate accounts of record as to the TRANCHE “A” and the TRANCHE “B” LOAN.

II. The following documents shall have been supplied to “BANOBRAS”:

A. Copies of the official letters signed by the authorized agents of the GDF and the BOARD, as applicable, authorizing “CEMEX” to contribute into the TRUST one hundred percent of “CEMEX” right and interest to the collection rights ensuing from the CONTRACTS, not previously committed for and unused as of the date of contribution thereof into the TRUST, and declaring their consent to deposit the amount of the same in the account the TRUST may have designated to that end to “CEMEX”.

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Revolving Loan Agreement.

Public instrument number 116,380.

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B. Copy of the official letter signed by the authorized agent of “CEMEX”, notifying GDF and the BOARD as to the contribution of the collections rights from the CONTRACTS into the TRUST.

III. Evidence shall have been delivered, as to the filing of the first charter of this instrument with the relevant office of the Public Registry of Property and Commerce.

IV. A recent report from the credit bureau relating to “CEMEX” and its shareholders, shall have been delivered [to “BANOBRAS”], and that it does not imply the creation of further preventive reserves.

V. A copy of an insurance policy relating to insurable assets comprising the COLLATERAL shall have been delivered to “BANOBRAS”, including evidence of payment thereof. Such insurance policy shall appoint “BANOBRAS” as the preferential beneficiary or, as applicable, an endorsement shall be issued in favor of “BANOBRAS” as the preferential beneficiary.

VI. A written report as to the financial and construction work progress shall have been delivered to “BANOBRAS”, setting forth the portion of construction work completed and paid for, portion of construction work but unpaid, and the work to be completed.

These conditions shall have been completed or satisfied [by “CEMEX”], no later than sixty calendar days following execution hereof. If any of the above conditions should remain outstanding upon the expiration of such period, “BANOBRAS” may extend such period for another sixty calendar day term, provided that “BANOBRAS” has received a written request from “CEMEX” prior to the expiration of such term, and provided further that “BANOBRAS” shall have the right to cancel such extension at any time.

As to subsequent withdrawals and for each [subsequent] withdrawal period:

I. A recent report from the credit bureau relating to “CEMEX” and its shareholders, shall have been delivered [to “BANOBRAS”], and that it does not imply the creation of further preventive reserves.

II. A written report as to the financial and construction work progress shall have been delivered to “BANOBRAS”, setting forth the portion of construction work completed and paid for, portion of construction work but unpaid, and the work to be completed.

FOURTH. WITHDRAWALS. Upon satisfaction or completion of the conditions precedent referred to in the above third clause, “CEMEX”, [acting] trough the TRUST, may carry out multiple withdrawals of the LOAN, subject to the following:

Due to the fact that the right and interest of CEMEX to make withdrawals of the LOAN shall be contributed into the TRUST, “CEMEX” hereby irrevocably instructs “BANOBRAS”, prior request made to that end by the trustee, to pay directly to the TRUST the relevant withdrawal amounts.

The determination of the amount of the LOAN to be withdrawn shall me made by “BANOBRAS”, pursuant to: i) its internal policies relating to the determination of the maximum amount to be withdrawn in each withdrawal period; and ii) pursuant to the last paragraph of the first clause above. The amount of the LOAN to be withdrawn shall be notified by “BANOBRAS” to the trustee of the TRUST, with copy served to “CEMEX”.

Non-Official Translation.

Revolving Loan Agreement.

Public instrument number 116,380.

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For each withdrawal the trustee of the TRUST desires to make on the account of the LOAN, [the trustee] shall provide the relevant request to “BANOBRAS” prior to the date it wishes to dispose the LOAN, and such request shall contain the amount to be withdrawn, as determined by “BANOBRAS” consistent with the terms of the preceding paragraph, the name of the banking institution, the account number to which “BANOBRAS” shall deposit the funds so requested, the branch number and location, and the Standardized Banking Code (CLABE), as applicable. The request shall have been previously approved by the agent or agents of the trustee of the TRUST, provided that such agents shall have properly substantiated their authority. The foregoing shall be a condition for “BANOBRAS” to effect the relevant disbursement. Therefore, “CEMEX” expressly agrees and acknowledges that withdrawals of the LOAN shall have been deemed to have made for the amounts “BANOBRAS” funds to the trustee and into the TRUST, and covenants that the provisions of this clause shall not be contested in the future.

“BANOBRAS” shall be released of any and all liability due to the failure of the trustee to exercise its withdrawal rights on the account of the LOAN.

For the purposes of the foregoing clause, the parties hereto agree to adhere to the following provisions:

Provisions applicable to the TRANCHE “A” [LOAN]:

I. First withdrawal period. “CEMEX”, acting trough the TRUSTEE, shall be entitled to make the first withdrawal on the account of the LOAN, in connection with the TRANCHE “A”, in a period not to exceed thirty calendar days, from and after compliance or satisfaction of the conditions precedent.

If “CEMEX”, acting trough the TRUSTEE, should fail to make the first withdrawal of the TRANCHE “A” within the above referred time period, “BANOBRAS” may extend the same, provided that, “BANOBRAS” receives a written request to that end from “CEMEX”, and [“BANOBRAS”] approves the same with due anticipation prior to the expiration of the relevant period. Notwithstanding the foregoing, “BANOBRAS” hereby reserves the right to cancel any extension so approved, at any time, by means of written notice thereof to “CEMEX”.

The amount to be withdrawn from the TRANCHE “A”, as determined by “BANOBRAS” consistent with the provisions or the third paragraph of this clause, shall be referred to as the TRANCHE “A” AVAILABLE AMOUNT.

II. Subsequent withdrawal periods. “CEMEX”, acting trough the TRUSTEE, shall be entitled to make further withdrawals on the account of the LOAN, pursuant to the following terms:

The parties hereto agree that the period to make withdrawals on the account of the TRANCHE “A” LOAN shall expire upon exhausting the total amount of the LOAN, or else, upon sixty calendar days after the first withdrawal was made, whichever is first.

“BANOBRAS” shall then open a new withdrawal period, each one of no more than sixty calendar days, provided that the TRANCHE “A” AVAILABLE AMOUNT has not been exhausted in the immediately prior withdrawal period. Withdrawals for new periods may be made for up to the balance between the TRANCHE “A” AVAILABLE AMOUNT and the amount disposed as of the new withdrawal date, which implies, to the extent necessary, that “CEMEX” shall be required to increase the payment source pursuant to the standards set forth in this agreement, by means of contribution of collection rights of FUTURE CONTRACTS into the TRUST, and thus maintaining the ratio of two to one of the payment source, considered individually per AGREEMENT or FUTURE CONTRACTS. The foregoing is not and shall not be deemed as a revolving loan and thus, it is not subject to the revolving criteria provided for in the fifth clause below.

Non-Official Translation.

Revolving Loan Agreement.

Public instrument number 116,380.

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The last withdrawal period shall take place no later than six months prior to the expiration of the LOAN term and provided that the execution periods of FUTURE CONTRACTS which are to be used as payment source at that time, do not exceed the maximum period of the LOAN. If the relevant construction time periods should exceed the term of the LOAN, the revolving amount shall be adjusted pursuant to the payments expected to receive during the period.

During the term of the LOAN, “CEMEX” shall be entitled to make new withdrawals on the account of the TRANCHE “A” LOAN by resorting to the revolving mechanism, according to the criteria set forth in the fifth clause below.

During each withdrawal period, interest accrued and outstanding may be capitalized, according to the terms set forth in the seventh clause below.

The amount of withdrawals for each withdrawal period shall be recorded in an independent account and thus, until the time the relevant withdrawal period is concluded, the amount so withdrawn shall not be computed in the consolidated balance of this Tranche, for the purposes of computing interest and repayment [of the TRANCHE “A” LOAN].

The balance of the independent account generated for each withdrawal period, including interest capitalized, shall be consolidated into the unpaid balance of this Tranche, on the day that the relevant withdrawal period should expire, thus creating a new unpaid balance of the TRANCHE “A” [LOAN].

The consolidated balance of this TRANCHE “A” and the amounts of the withdrawals generated throughout the relevant withdrawal period shall accrue interest according to the terms set forth in the seventh clause below.

Provisions applicable to the TRANCHE “B” [LOAN]:

I. Subsequent withdrawal periods. “CEMEX”, acting trough the TRUSTEE, shall be entitled to make further withdrawals on the account of the TRANCHE “B” [LOAN], pursuant to the following terms:

Until the time period which is fifty-four months computed as of the first withdrawal of the LOAN, and with such frequency as the GDF (in respect to the GDF CERTIFICATES), and the governmental agencies or third private parties (in respect to the FUTURE CONTRACTS), should issue PAYMENTS DOCUMENTS.

The amount to be disbursed for each of the GDF CERTIFICATES, and/or the PAYMENT DOCUMENTS, shall be for up to eighty percent of the amount each should represent.

The last withdrawal period on the account of the TRANCHE “B” [LOAN], shall take place no later than six months prior to the expiration of the LOAN term and provided that the execution periods of FUTURE CONTRACTS which are to be used as payment source at that time, do not exceed the maximum period of the LOAN. If the relevant construction time periods should exceed the term of the LOAN, the revolving amount shall be adjusted pursuant to the payments expected to receive during the period.

Non-Official Translation.

Revolving Loan Agreement.

Public instrument number 116,380.

Page 18 ..

FIFTH. REVOLVING [NATURE OF THE LOAN]. The LOAN extended under the terms of this agreement is granted on a revolving basis. Payment in full of the principal and the relevant interest for any withdrawal period made by “CEMEX”, shall replenish the available amount of the LOAN, in such amount as determined by “BANOBRAS”, consistent with the following criteria:

For the TRANCHE “A” [LOAN] and during the term of the LOAN, one or more revolving [withdrawals] may be exercised, provided, however, that not less than fifty percent of the outstanding balance of the LOAN in connection with the immediately prior withdrawal period has been repaid, and therefore, the amount of the new available withdrawal shall be determined based upon the sufficiency of the payment source, a situation to be notified by “BANOBRAS” to the TRUST, with copy served onto “CEMEX”. To the extent necessary, the latter may be increased by means of contribution made by “CEMEX”, of its right and interest to the collection rights into the TRUST, in connection with FUTURE CONTRACTS, in order to comply with the above referred ratio condition of two to one between the LOAN and the payment source, for which, as provided for in the third paragraph of the fourth clause above, the amount available of the LOAN shall be notified by “BANOBRAS” to the trustee of the TRUST, with copy served to “CEMEX”.

The TRANCHE “B” [LOAN] shall be revolving under the terms of the provisions set forth in the first paragraph of this clause.

SIXTH. COMMISSION FEES. “CEMEX”, acting trough the trustee of the TRUST, hereby agrees to pay to “BANOBRAS”, a one-time payable commission fee, upon the occurrence of each withdrawal of the LOAN, and to be paid from proceeds of the LOAN, whether from the TRANCHE “A” [LOAN] or the TRANCHE “B” [LOAN], and [calculated] upon the amount of the relevant withdrawal, according with the following terms:

Commission fees on the TRANCHE “A” [LOAN].

I. An opening credit line fee equal to one per cent.

This commission fee shall apply to withdrawals on the account of TRANCHE “A” and on the account of the TRANCHE “B” [LOAN], taking the following into account: i) the commission shall become payable until the time the aggregate amount the same is lesser or equal to the maximum authorized amount of the LOAN, and ii) the commission shall become payable, provided that the making of such withdrawals does not trigger the revolving nature of such TRANCHE “A” [LOAN].

II. For financial engineering a commission fee equal to one percent.

This commission fee shall apply to withdrawals on the account of TRANCHE “A” and on the account of the TRANCHE “B” [LOAN], taking the following into account: i) the commission shall become payable until the time the aggregate amount the same is lesser or equal to the maximum authorized amount of the LOAN, and ii) the commission shall become payable, provided that the making of such withdrawals does not relate to the revolving portion of such TRANCHE “A” [LOAN].

III. A withdrawal fee equal to zero point twenty-five per cent.

This commission fee shall apply to additional withdrawals made in exercise of the revolving [nature] of the TRANCHE “A” of the LOAN referred to in the fifth clause above.

Commission fees on the TRANCHE “B” [LOAN].

I. An opening credit line fee equal to one per cent.

This commission fee shall apply to withdrawals on the account of TRANCHE “A” and on the account of the TRANCHE “B” [LOAN], taking the following into account: i) the commission shall become payable until the

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time the aggregate amount the same is lesser or equal to the maximum authorized amount of the LOAN, and ii) the commission shall become payable, provided that the making of such withdrawals does not relate to the revolving portion of such TRANCHE “A” [LOAN].

II. A withdrawal fee equal to zero point twenty-five per cent.

This commission fee shall apply to additional withdrawals made in exercise of the revolving [nature] of the TRANCHE “B” of the LOAN referred to in the fifth clause above.

All commission fees referred to in this clause shall accrue VAT.

“CEMEX” hereby irrevocably instructs “BANOBRAS” to pay the above referred commission fees from the proceeds of the LOAN, on the dates such commissions should become payable, and to this end, “BANOBRAS” is hereby authorized to make the relevant accounting entries.

To that end, “CEMEX” expressly agrees and acknowledges that all withdrawals made on the account of the LOAN as per the terms noted above, shall be deemed made for the relevant amounts and that in virtue of the foregoing, the provisions of this clause shall not be contested in the future.

SEVENTH. INTEREST. “CEMEX” shall pay “BANOBRAS”, on a monthly basis, consistent with the procedure laid down in the following clause, as of the date of the first withdrawal of the LOAN is made, and until it is repaid in full, interest at a rate resulting from adding TIIE quoted at 28 (twenty-eight) days, the following margins:

To the TRANCHE “A”: four percentage points; and

To the TRANCHE “B”: three percentage points.

For the purposes of this clause, the following definitions shall apply:

Interest Period. [Shall mean] the period to determine interest accruing upon the outstanding balance of the LOAN, which is to commence the day in which the first withdrawal of the LOAN is made, and which shall conclude the same day of the next month. Subsequent interest periods shall commence and conclude pursuant to the same procedure, in other words, they shall commence the same day on which the immediately prior period ends, and shall conclude the same day of the next month.

Notwithstanding the above, there shall be irregular interest periods in the calculation of interest whenever: i) a withdrawal of the LOAN is made on a date which is not an interest payment date, [in which case] accrued interest shall be calculated according to the actual number of days elapsed between the date in which the relevant withdrawal is made and the date in which the next interest payment period expires; ii) governmental agencies and/or private entities deposit funds into the TRUST on a date which is not an interest payment date, [in which case] interest accrued shall be calculated according to the actual number of days elapsed between the date in which the relevant withdrawal is made and the date in which “BANOBRAS” should provide written notice to the trustee of the TRUST, as to the amount payable on the account of interest and principal and then payment by the trustee of the TRUST is made accordingly.

Subsequent withdrawals on the account of each of the Tranches of the LOAN shall be incorporated into the outstanding balance of each Tranche, and thus, the INTEREST PERIOD on the account of such withdrawals shall be adjusted at the closing of the withdrawal period of the first withdrawal of each Tranche.

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Except as provided above, payment of interests regarding each period shall be made precisely the day in which the relevant period should conclude.

Whenever an interest period should conclude on a day which is not a banking business, payment shall be extended to the immediately following business banking day, and the relevant extension shall be considered to compute the relevant interest.

TIIE. As to a relevant interest period, [shall mean] the Interbanking Balance Interest Rate (Tasa de Interes Interbancaria de Equilibrio) quoted at 28 (twenty-eight) days, as announced by the Banco de Mexico in the Federal Official Gazette, as is in force one business day prior to the commencement of each INTEREST PERIOD. The TIIE shall be reviewed on a monthly basis.

If the above rate should be modified or otherwise ceases to exist, the relevant calculation shall be made according with the rate or rates that should replace it, and in the absence of any rate, according with such rate as determined by the Ministry of Finance (Secretaria de Hacienda y Credito Publico) from time to time.

BUSINESS BANKING DAY. [Shall mean] the days on which Mexican banking institutions are not authorized to close operations to the general public, and cease business pursuant to the resolutions issued by the National Banking and Securities Commission (Comision Nacional Bancaria de Valores).

Interest rate shall be expressed annually and shall be calculated dividing the applicable interest rate between three hundred and sixty days, and the result obtained multiplied by the actual number of days elapsed during the period in which interest accrue with the applicable interest rate, and the result thereof shall be applied to the outstanding balance of the LOAN.

Upon the default of “CEMEX” to repay the LOAN as it becomes due consistent with the terms of the following clause, “CEMEX” shall pay “BANOBRAS” late interest at a rate equal to the regular interest rate referred to in this clause as it may be in force on the date payment was due, times one point five. Late interest shall be computed over the outstanding balance of the LOAN, and determined on a quarterly basis or fraction thereof, as of the date the same became due until repayment in full.

All payments of interest to be made by “CEMEX” to the trustee of the TRUST, for the benefit of “BANOBRAS”, shall be made on their relevant due dates as provided for in the tenth clause below, without the need of prior demand from “BANOBRAS”.

The parties hereto agree that during the withdrawal period of the TRANCHE “A” of the LOAN, accrued and outstanding interest may be capitalized according to the terms of article three hundred and sixty three of the Commerce Code.

The determination of interest shall be notified one business day prior to the date they become due.

“CEMEX” agrees to contribute funds into the TRUST as it may be necessary to pay interest on the specified dates.

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EIGHTH.- REPAYMENT. “CEMEX”, acting to the trustee of the TRUST, agrees to repay the outstanding balance of the LOAN to “BANOBRAS”, together with interest referred to in the preceding clause, according to the following procedure:

Repayment of the TRANCHE “A” LOAN.

Upon expiration of the withdrawal period on the account of the TRANCHE “A” LOAN, repayments on the account of the LOAN shall be made on each occasion the trustee of the TRUST should receive payments on the account of the GDF CERTIFICATES and/or the PAYMENT DOCUMENTS, excluding VAT, and deducting the portion of the down payment tendered and thus, repayment of the LOAN, as to the TRANCHE “A”, shall be completed with payment of the last GDF CERTIFICATE and/or PAYMENT DOCUMENT.

Notwithstanding the above, “CEMEX” hereby agrees that if payment has not been received in full on the account of the GDF CERTIFICATES and/or the PAYMENT DOCUMENTS within a period of FIVE MONTHS following completion of the relevant construction works contemplated in the CONTRACTS and the FUTURE CONTRACTS, “CEMEX” agrees to repay the outstanding balance of the LOAN with independent funds to be contributed to the TRUST corpus, unless:

i) There should be a document in writing substantiating the extension of the term to complete the construction works subject matter of the CONTRACTS and/or the FUTURE CONTRACTS, as issued by the relevant contracting governmental agency or private corporate entity; or

ii) There should be additional payment sources ensuing from FUTURE CONTRACTS, the collection interest of which have been previously contributed into the TRUST corpus and are enough to repay “BANOBRAS” the amount of the LOAN, or

iii) The CONTRACTS and/or FUTURE CONTRACTS should provide for payment schedules which exceed the construction schedule of the work.

A quotient shall be determined each time a withdrawal period has expired (a repayment quotient is equal to the result of dividing the consolidated balance of the TRANCHE “A” LOAN between the amount represented by the construction work pending completion the payment of which is outstanding from the contracting governmental agencies or private corporate entities, under the terms of the CONTRACTS and/or FUTURE CONTRACTS, deducting any down payments and excluding the relevant VAT), to be applied to the balance of the TRANCHE “A” LOAN, according to the following formula:

FAt= St / OPEt (Fat equals St divided into OPEt)

Where:

Fat= Repayment quotient during the period “t”.

St= Consolidated balance of the TRANCHE “A” LOAN at the end of each withdrawal period during the period “t”.

OPEt= Amount of the construction work pending completion and amount of the work pending payment from the contracting governmental agencies or private corporate entities, under the terms of the CONTRACTS and/or FUTURE CONTRACTS, deducting any down payments, and excluding VAT, during the period “t”.

“CEMEX” acknowledges that repayment of the LOAN is to be made through the trustee of the TRUST, and that repayment is not to be suspended or interrupted, and that repayments of principal to be made through such trustee shall be made on their relevant due dates, according to the terms of this instrument.

To determine the amount of each installment of repayment “CEMEX” is required to make to “BANOBRAS”, prior written notice made by the trustee of the TRUST to “BANOBRAS” as to the amounts of each of the GDF CERTIFICATES and/or the PAYMENT DOCUMENTS received, the quotient (Fat) referred to in the preceding paragraph, shall be multiplied by each of the GDF CERTIFICATES and/or the PAYMENT DOCUMENTS which may have been paid, consistent with the following formula:

Amt= (Fat X MEt)

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Where:

Amt= Amount of the repayment installment during the period “t”.

Fat= Repayment quotient during the period “t”.

MEt= Amount of GDF CERTIFICATES and/or the PAYMENT DOCUMENTS paid, exclusive of VAT, during the period “t” deducting any relevant down payments.

Upon making the calculation of the amount of the repayment installment, “BANOBRAS” shall provide written notice to the trustee of the TRUST, with copy served to “CEMEX”, the amount of each repayment installment.

“CEMEX”, acting through the trustee of the TRUST, shall tender the relevant repayment on the next business day following [receipt] of the notice referred in the immediately above paragraph.

If at any time during any withdrawal period the TRUST should receive funding on the account of payment of the GDF CERTIFICATES and/or the PAYMENT DOCUMENTS, then the amount of the repayment installment shall be applied to the balance of the consolidated account of the TRANCHE “A” only.

If the value of the collection interest on the account of the CONTRACTS and the FUTURE CONTRACTS should vary for any reason, then “BANOBRAS” may adjust the repayment quotient (FAt) accordingly.

“CEMEX” hereby agrees that upon the event of a rescission or early termination of the CONTRACTS and the FUTURE CONTRACTS, the settlement amount tendered by the relevant contracting governmental agency or private corporate entity, shall be allocated, to its fullest extent, to repay the outstanding balance of the LOAN on record as of such date.

Repayment of the TRANCHE “B” LOAN.

Installments of repayment shall be made on each occasion the trustee of the TRUST should receive payments ensuing from the GDF CERTIFICATES and/or the PAYMENT DOCUMENTS, and these proceeds shall be applied until the outstanding balance of the TRANCHE “B” LOAN has been repaid in full relating to each of said documents.

NINTH. SOURCE OF PAYMENT. The following shall be deemed the source of payment of the LOAN:

I. One hundred percent of [“CEMEX’s”] right and interest to the collection of the CONTRACTS, to the extent not committed and not withdrawn as of the date of execution hereof and/or their contribution thereof to the TRUST.

II. One hundred percent of [“CEMEX’s”] right and interest to the collection of the FUTURE CONTRACTS, to the extent not committed and not withdrawn as of their contribution thereof to the TRUST.

III. Other income of “CEMEX” to:

1. Repay interests on their due dates as per the terms of the seventh clause above, in the event the trustee of the TRUST has not received payment of the GDF CERTIFICATES and/or the PAYMENT DOCUMENTS, from the relevant contracting governmental agencies or private corporate entities.

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2. Repay any amount of principal outstanding on the account of the LOAN, if payment has not been received the trustee of the TRUST on the account of the GDF CERTIFICATES and/or the PAYMENT DOCUMENTS within a period of FIVE MONTHS following completion of the relevant construction works contemplated in the CONTRACTS and the FUTURE CONTRACTS, except to the extent of an exception consistent with the terms of the eighth clause above.

3. In the event the relevant contracting governmental agencies or private corporate entities should pay funds on the account of the CONTRACTS and the FUTURE CONTRACTS, in a [bank] account other than the TRUST account, the parties hereto agree that “CEMEX” shall immediately contribute into the TRUST corpus such funds as it may be required to pay the items stated in the above numerals 1, 2 and 3 (sic) above, in the event there should be a deficiency in the TRUST corpus or whenever the relevant contracting governmental agencies or private corporate entities have made a payment in a [bank] account other than the TRUST account.

For collection rights and interests into the FUTURE AGREEMENTS to qualify as source of payment of the LOAN, “CEMEX” shall be required to previously comply, to the satisfaction of “BANOBRAS”, the following conditions:

A) To contribute into the TRUST corpus one hundred percent of its right and interest to the collection rights of the FUTURE CONTRACTS, to the extent not committed and not withdrawn as of their contribution thereof to the TRUST, provided that [“CEMEX”] shall be required to deliver to “BANOBRAS” copies of the following:

1. Copies of the official letters signed by the authorized agents of the relevant contracting governmental agencies or private corporate entities, as applicable, authorizing “CEMEX” to contribute into the TRUST one hundred percent of “CEMEX” right and interest to the collection rights ensuing from the FUTURE CONTRACTS, not previously committed for and unused as of the date of contribution thereof into the TRUST, and declaring their consent to deposit the amount of the same in the account the TRUST may have designated to that end to “CEMEX”.

2. Copy of the official letter signed by the authorized agent of “CEMEX”, notifying the relevant contracting governmental agencies or private corporate entities, as applicable, as to the contribution of the collections rights from the FUTURE CONTRACTS into the TRUST.

Regardless of the above and consistent with the terms of article two thousand nine hundred and sixty-four of the Federal Civil Code and its mirror provision in the Civil Codes of the remainder States of the Republic; “CEMEX” agrees that it will honor its commitments hereunder with all of its assets.

TENTH. PLACE OF PAYMENT. “CEMEX”, acting through the trustee of the TRUST, agrees to tender payment of all of the obligations herein acquired with “BANOBRAS”, before 14:00 (fourteen) hours, central time, on the dates payments are due, in any branch office of Banco Nacional de Mexico, S.A., Grupo Financiero Banamex (BANAMEX), with any payment means, to the checking account number 571549 (five, seven, one, five, four, nine), branch office number 870 (eight, seven, zero), location 001 (zero, zero, one), or by means of interbanking payment from any other bank, using the Standardized Banking Code (CLABE) number 002 180 0870 0571549 3 (zero, zero, two, one, eight, zero, zero, eight, seven, zero, zero, five, seven, one, five, four, nine, three), under the name of “BANOBRAS”, S.N.C., recovery of receivables from the public and private sector.

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“CEMEX” agrees to tender all payments required to be made herein on the account of the LOAN, through the trustee of the TRUST, before the above stated time, using the code number which identifies the LOAN. The code number which identifies the LOAN shall be supplied to “CEMEX” in the printed account statements referred to in the nineteenth clause below.

All payments tendered after the above referred time shall be deemed made the next business banking day and this extension shall be computed for the purposes of calculating interests.

“BANOBRAS” reserves the right to change the place and/or form of payment by means of 15 (fifteen) calendar day prior written notice to “CEMEX”.

Payments received by “BANOBRAS” in any other place shall not be construed as a new agreement as to the payment place herein agreed. For the purposes of article 2220 (two thousand two hundred and twenty) of the Federal Civil Code, the foregoing provision shall be deemed an express reserve for all relevant purposes.

ELEVENTH. PRIORITY OF PAYMENTS. All payments tendered to “BANOBRAS” by the trustee of the TRUST, consistent with the purposes stated in the TRUST, and from proceeds of the TRUST corpus, shall be applied to in the following fashion:

I. Collection expenses incurred by “BANOBRAS”, including attorney fees.

II. Any outstanding commission fees.

III. Late interest fees accruing on the LOAN.

IV. Accrued and outstanding interests of the LOAN.

V. Principal which may be outstanding, starting from the oldest installment to the newest.

VI. Accrued interests from the relevant withdrawal period.

VII. Repayment of the LOAN of the relevant period.

VIII. Any balance thereof shall be tendered over to “CEMEX”.

TWELFTH. PREPAYMENTS. “CEMEX” shall be entitled to make prepayments on the account of the LOAN, in part or in whole, without penalty or premium, at any time but subject to the following:

I. A two business day prior written notice shall have been furnished to “BANOBRAS”.

II. “CEMEX” shall have paid “BANOBRAS” outstanding interests accruing up to the prepayment date.

THIRTEENTH. MISCELLANEOUS OBLIGATIONS. During the term of the LOAN, “CEMEX” agrees before “BANOBRAS” to the following:

I. To provide monthly written notice, as to the progress of construction work, with detail of the work completed and paid for, including work performed pending payment, and work pending completion, in connection with the CONTRACTS and the FUTURE CONTRACTS.

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II. To maintain an insurance policy covering the property comprising the COLLATERAL. Such insurance policy shall name “BANOBRAS” as the preferred beneficiary or, to the extent applicable, an endorsement naming “BANOBRAS” as the preferred beneficiary shall be obtained.

III. Provide its financial statements on a yearly basis, as audited by an independent auditor, within the first one hundred and eighty days as of the following fiscal year. Furthermore, it shall supply its records and/or internal financial statements whenever “BANOBRAS” should required the same in writing, no later than sixty days following the closing of the relevant fiscal year.

IV. It shall not engage in any indebtedness, including any obligations for borrowed money, bonds, loans, deferred payment obligations, services or property, financial leases and third party obligations where “CEMEX” should be a guarantor, or generally, enter into financial transactions which may deviate from its ordinary course of business and which may have the effect of defaulting on its payment obligations hereunder.

V. Advise “BANOBRAS” as to the existence of any suit or proceeding asserted against “CEMEX”, and of any situation which may compromise the execution of the CONTRACTS and of the FUTURE CONTRACTS, and having the ability of impairing its payment condition.

VI. Provide immediate written notice to “BANOBRAS” upon gaining knowledge of the occurrence or the existence of any situation which might lead to an event of default under any of the CONTRACTS and of the FUTURE CONTRACTS.

Any of the above referred obligations which fail to state a time period for performance, shall be notified or substantiated to “BANOBRAS” in writing, no later than fifteen business days after occurrence of the same.

FOURTEENTH. EARLY TERMINATION. “BANOBRAS” shall be entitled to declare acceleration of any of the time periods specified herein and shall demand for immediate payment of any outstanding amounts on the account of principal, accrued interest and late interest and of any other financial expenses, upon the occurrence of any default or breach to the obligations herein of “CEMEX” and of “CEMEX MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, as MORTGAGOR, under the terms of the chapters II) and III) hereunder, including but not limited to occurrence of the following events:

i) If “CEMEX” should fail to tender timely payment of two or more installments of principal or interest.

ii) If the proceeds of the LOAN are used for a purpose different from the purposes required by the CONSTRUCTION CONTRACTS (sic) and the FUTURE CONSTRUCTION CONTRACTS (sic), and allocating funds for other purposes.

iii) If “CEMEX” fails to provide the information addressed in the preceding clause.

iv) If a proceeding seeking administrative termination of the CONSTRUCTION CONTRACTS (sic) and the FUTURE CONSTRUCTION CONTRACTS (sic), shall have been instituted.

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v) If “CEMEX MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE should transfer or encumber any of the property comprising the COLLATERAL.

vi) If any other breach or default to the terms of this agreement should occur.

If breach or default ensues from force majeure then “BANOBRAS” shall provide written notice to “CEMEX” and to “CEMEX MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, of the early termination with detail of the grounds giving rise to such early termination, and these two parties shall then have a term of fifteen calendar days to make any statements they should deem appropriate in connection thereof and cure the unremedied obligation. If upon the expiration of such term the obligation has not been cured or otherwise, the parties have not reached an agreement with “BANOBRAS” to settle the same, then the early termination of the LOAN shall render effective the next business day and all amounts hereunder shall mature.

FIFTEENTH. RESTRICTION OF THE LOAN. “CEMEX” and “BANOBRAS” hereby agree that, consistent with the provisions of article two hundred and ninety-four of the General Law of Negotiable Documents and Lending Transactions, “BANOBRAS” hereby reserves the right to reduce the amount of the LOAN at any time, including the withdrawal periods available to “CEMEX” to dispose of the same, by means of ten calendar days prior written notice to “CEMEX”.

SIXTEENTH. LABOR LIABILITY. “CEMEX” hereby acknowledges that in its capacity of employer, it shall be responsible for complying with all labor obligations and responsibilities with its employees, none of which has any labor relationship whatsoever with “BANOBRAS”.

“CEMEX” hereby agrees to indemnify and maintain “BANOBRAS” free and harmless from and against any dispute, whether of individual or collective nature, arising during the term of the LOAN, and hereby assumes any such liability before “BANOBRAS” for any situation arising out of any such labor disputes.

SEVENTEENTH. INFORMATION FROM THE CREDIT BUREAU. In order to comply with the terms of the Fair Credit Reporting Act (Ley para Regular las Sociedades de Informacion Crediticia), “CEMEX” and its shareholders have supplied to “BANOBRAS”, prior to the date hereof, a letter duly signed by the authorized agents of the same, authorizing “BANOBRAS” to do periodic checks with credit reporting agencies relating to their credit history, and authorizing “BANOBRAS” to supply credit information relating to “CEMEX” and its shareholder to such credit reporting agencies, in connection with the LOAN.

“CEMEX” acknowledges having read and understood the implications of the reports issued by the credit reporting agencies, as to the information contained in their data bases, and that failure to comply, in whole or in part, with its payment obligations shall be accounted for with the relevant warning codes in the credit reports which might adversely affect their credit rating. If there should be any controversy arising out of information obtained from the data base of any credit reporting agency, such controversy shall be settled by mediation held before the National Commission for Protection and Defense of Credit Consumers (Comision Nacional de Proteccion y Defensa de los Usuarios de Servicios Financieros).

EIGHTEENTH. MAXIMUM TERM OF THE LOAN. The term of the LOAN is for up to sixty months computed as of the date of the first withdrawal. Notwithstanding any termination hereof, the LOAN agreement contained herein shall render effective among the parties until each and all of the obligations hereunder have been complied with.

NINETEENTH. ACCOUNT STATEMENTS. “BANOBRAS” shall provide monthly account statements to “CEMEX”, which statements shall contain a description of the withdrawals made, repayment installments,

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interest accrued and outstanding balance, and “CEMEX” shall have a term of twenty days upon receipt thereof to make any observations it may have in connection thereto. In the absence of any such observations, the account statements shall be deemed as accepted by “CEMEX” in all of its terms according with the applicable law.

SECOND CHAPTER

GRANTING OF THE CIVIL MORTGAGE

TWENTIETH. CREATION OF THE CIVIL MORTGAGE. As security interest of (i) payment in full when due of principal and interests of the LOAN advanced by “BANOBRAS” to “CEMEX” under the terms of the loan agreement contained in the first chapter of the foregoing instrument, (ii) timely compliance by “CEMEX” of its obligations hereunder, and (iii) payment of all commission fees, costs and expenses associated with or incurred by “BANOBRAS” in the making of the loan, the creation of the mortgage contemplated herein and of any foreclosure efforts (hereinafter, the matters referred to in the preceding numerals shall be referred to as the “SECURED OBLIGATIONS”), the MORTGAGOR, in accordance with the terms of article two thousand nine hundred and twenty of the Federal Civil Code, and its mirror provisions of the Civil Code for the State of Sonora, does hereby create and grant a first priority civil mortgage (the “CIVIL MORTGAGE”) upon the Assets, for the benefit of “BANOBRAS”, which MORTGAGE includes and shall be extensive to the real property, the premises and constructions attached thereto, and other property, present or future, which should be included thereto by statute. The CIVIL MORTGAGE covers all of the surface and constructions of the real property, with the surface, metes and bounds noted in the preamble of this instrument, all of which is hereby deemed reproduced as if literally inserted hereto. The CIVIL MORTGAGE shall be made extensive to all natural fixtures and appurtenances of the real property, to all improvements made thereto by the MORTGAGOR, to all personal property permanently affixed to the real property which may not be removed without damage to the same, to all new buildings erected upon the real property by the MORTGAGOR and to new floors erected upon the referred real property, to all yields produced by the real property before the MORGAGEE should enforce any of the SECURED OBLIGATIONS, and generally, to all other property which as a matter of fact and as a matter of law should be incorporated thereto, with no reserve or limitation of any kind whatsoever, consistent with the terms of articles two thousand eight hundred and ninety-six and two thousand eight hundred and ninety-seven of the Federal Civil Code and the mirror provisions thereof of the Civil Code for the State of Sonora.

The mortgage contemplated herein shall secure past due interests, even if these should exceed of the term of three years, for all the time until the statute of limitations elapses, a situation which the Public Registries of Property are hereby required to take due note of.

Solely for filing purposes with the Public Registry of Property, following are the values required for releasing the lien:

a) With regards to the real property identified in roman numeral one of the preamble of this instrument, the amount of FOUR THOUSAND SIX HUNDRED AND FOUR MILLION PESOS, MEXICAN CURRENCY;

b) With regards to the real property identified in roman numeral five of the preamble of this instrument, the amount of SIX MILLION FIVE HUNDRED THOUSAND PESOS, MEXICAN CURRENCY;

c) With regards to the real property identified in roman numeral eight of the preamble of this instrument, the amount of ONE MILLION HUNDRED THOUSAND PESOS, MEXICAN CURRENCY;

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d) With regards to the real property identified in roman numeral ten of the preamble of this instrument, the amount of THREE HUNDRED AND EIGHTY-EIGHT MILLION AND FIVE HUNDRED THOUSAND PESOS, MEXICAN CURRENCY.

THIRD CHAPTER

GRANTING OF THE INDUSTRIAL MORTGAGE

TWENTY-FIRST. CREATION OF THE INDUSTRIAL MORTGAGE. As security interest of the SECURED OBLIGATIONS referred to in the first paragraph of the twentieth clause above, the MORTGAGOR, in accordance with the terms of article sixty-seven of the Law of Baking Institutions, does hereby grant and create a first priority mortgage upon the industrial unit in operation, which includes and shall be extensive to all real property, machinery and equipment described in the document attached to the appendix of this instrument under the letters “M one” and “M two”, and any other assets now or hereinafter engaged to the operation of the El Yaqui Plant, considered as a whole, for the benefit of “BANOBRAS” as MORTGAGEE and secured party.

Both, MORTGAGOR and MORTGAGEE do hereby expressly agree that the following items shall be excluded from the industrial mortgage granted herein: cash available in the treasury from the ordinary course of the operation, inventory and receivables generated from the operations, all of which shall remain for the benefit of the MORTGAGEE. This mortgage shall be made extensive to all natural fixtures and appurtenances of the mortgaged real property, to all improvements made thereto by the MORTGAGOR, to all personal property permanently affixed to the mortgaged real property which may not be removed without damage to the same, to all new buildings erected upon the mortgaged real property by the MORTGAGOR and to new floors erected upon the referred mortgaged real property, to all yields produced by the mortgaged real property, expressly excluding any cash flows obtained in the ordinary course of business of the operation of the El Yaqui Plant, provided that these proceeds have been obtained before the MORGAGEE should enforce any of the SECURED OBLIGATIONS, and generally, to all other property which as a matter of fact and as a matter of law should be incorporated thereto, with no reserve or limitation of any kind whatsoever, consistent with the terms of articles two thousand eight hundred and ninety-six and two thousand eight hundred and ninety-seven of the Federal Civil Code and the mirror provisions thereof of the Civil Code for the State of Sonora.

The mortgage contemplated herein shall secure past due interests, even if these should exceed of the term of three years, for all the time until the statute of limitations elapses, a situation which the Public Registries of Property are hereby required to take due note of.

FOURTH CHAPTER

COMMON PROVISIONS APPLICABLE TO ALL OF THE PRIOR CHAPTERS

TWENTY-SECOND. DOMICILES. All notices, communications and correspondence among the parties in connection with this instrument shall be made in writing, and shall be deemed validly made if delivered personally or transmitted by facsimile duly confirmed and acknowledged receipt by facsimile or registered mail to the following domiciles:

If to BANOBRAS AND/OR THE MORTGAGEE:

Avenida Javier Barros Sierra number five hundred and fifteen, fourth floor,

Colonia Lomas de Santa Fe,

Delegacion Alvaro Obregon,

Zip code zero, one, two, one nine, Mexico City, Federal District.

Telephone: 5270 1501

Fax: 5270 1200

E-mail:

Non-Official Translation.

Revolving Loan Agreement.

Public instrument number 116,380.

Page 29 ..

If to “CEMEX”:

Avenida Constitucion number four hundred and forty-four, Poniente,

Colonia Centro,

Zip code six, four, zero, zero, zero, Monterrey, Nuevo Leon.

Telephone: 81 8328 3000

Fax: 81 8328 3549

E-mail: eduardo.salaburu@cemex.com

If to “CEMEX MEXICO” and/or the MORTGAGOR:

Avenida Constitucion number four hundred and forty-four, Poniente,

Colonia Centro,

Zip code six, four, zero, zero, zero, Monterrey, Nuevo Leon.

Telephone: 81 8328 3000

Fax: 81 8328 3549

E-mail: eduardo.salaburu@cemex.com

Any change of domicile shall be notified by means of 30 (thirty) days prior written notice to the other party. Absent any notice, all notices and communications shall be valid if made to the domiciles stated herein.

TWENTY-THIRD. HEADINGS. Headings contained in the various clauses of this instrument have been incorporated for convenience of reference only and thus, shall not be used to define or otherwise constraint the contents of such clauses. For interpretation purposes, each clause shall be interpreted consistent with the contents thereof and not by reference to its heading.

TWENTY-FOURTH. ASSIGNMENT. By means of written notice to “CEMEX” and to the MORTGAGOR immediately after occurrence, “BANOBRAS” may, at any point in time, assign or transfer, in whole or part, its right and interest into this instrument to any other Mexican banking institution. [Upon the assignment] the assignee shall be deemed as lender and mortgagee for the purposes of the contracts formalized herein, in a percentage equal to the interest assigned to such banking institution as per the terms of the relevant assignment agreement.

Neither “CEMEX” nor the MORTGAGOR shall be entitled to assign any of their right and interest into, or delegate any of their obligations, hereunder, without the prior written approval of “BANOBRAS”.

TWENTY-FIFTH. AMENDMENTS AND WAIVERS. Any amendment to this instrument shall be valid only if made by means of amendment in writing executed by “BANOBRAS” and “CEMEX”, as to the revolving loan agreement contained in the first chapter of this instrument; and by the mortgagor and the mortgagee, as to the mortgages contained in the second and third chapters of this instrument.

Non-Official Translation.

Revolving Loan Agreement.

Public instrument number 116,380.

Page 30 ..

TWENTY-SIXTH. EXPENSES. All taxes, expenses, government duties and fees incurring in or about the agreement contained in this instrument, including the cancellation of the COLLATERAL, shall be borne by “CEMEX” with proceeds different from the LOAN.

TWENTY-SEVENTH. JURISDICTION AND GOVERNING LAW. For all matters relating to the interpretation, compliance and enforcement of this instrument and for all matters not expressly contemplated herein, the parties agree to submit to the jurisdiction of the competent federal courts sitting in Mexico City, Federal District, and hereby waive any forum which might be available to them by virtue of their present or future domiciles or otherwise.

The undersigned notary public does hereby certify:

I.	That I have identified myself with those persons appearing before me, who I deem with legal capacity to enter into the transaction contained herein, and I have satisfied myself as to the identity of the same, as per the credentials attached to the appending of this instrument under the letter “Ñ”.

II.	That the agents for “CEMEX CONCRETOS”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, “CEMEX MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, and “BANCO NACIONAL DE OBRAS Y SERVICIOS PUBLICOS”, SOCIEDAD NACIONAL DE CREDITO, INSTITUCION DE BANCA DE DESARROLLO, have substantiated to me the authority under which they appear with the following:

A)	In regards to “CEMEX CONCRETOS”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, with public instrument number thirty-nine thousand seven hundred and forty-four, dated as of October the twentieth, two thousand and eight, granted by and before attorney Ignacio Gerardo Martinez Gonzalez, deputy notary public number 74 in and for the city of San Pedro Garza Garcia, State of Nuevo Leon, and filed with the Public Registry of Property and Commerce of the State of Nuevo Leon, under electronic commercial log entry number six thousand three hundred and thirty-six star nine.

B)	In regards to “CEMEX MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, with public instrument number forty thousand four hundred and fifty-six, dated as of March thirty-one of two thousand and nine, granted by and before attorney Francisco Garza Calderon, notary public number seventy-five of the First District, sitting in the city of San Pedro Garza Garcia, State of Nuevo Leon.

C)	In regards to BANCO NACIONAL DE OBRAS Y SERVICIOS PUBLICOS”, SOCIEDAD NACIONAL DE CREDITO, INSTITUCION DE BANCA DE DESARROLLO, with public instrument number sixty-seven thousand one hundred and eighty-four, dated as of February twelve of two thousand and eight, granted by and before attorney Javier Ceballos Lujambio, notary public number ten in and for the Federal District, and filed with the Public Registry of Property and Commerce of this city under commercial log entry number eighty thousand two hundred and fifty-nine, and with other certified documents which I attach to the appendix of this instrument under the letters “O”, “P” and “Q”, and declaring that such authority has not been revoked or amended in any manner whatsoever, and that his constituent is duly empowered to enter into the transaction contained in this instrument.

Non-Official Translation.

Revolving Loan Agreement.

Public instrument number 116,380.

Page 31 ..

III.	That the agents for “CEMEX CONCRETOS”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE and “CEMEX MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIBALE, have warranted to the undersigned notary that their constituents are under no obligation to file themselves with the National Registry of Foreign Investment.

IV.	The persons appearing before me have declared:

EDUARDO SALABURO LLAMAS, to be a Mexican citizen, a natural of Mexico City, Federal District, where he was born on July the seventh, nineteen seventy-eight, married, having a domicile in Paseo de los Azahares number three thousand and nine, Colonia Paseo Residencial, in Monterrey, State of Nuevo Leon, zip code sixty-four thousand nine hundred and twenty.

FRANCISCO GUILLERMO GOMEZ TAMAYO, to be a Mexican citizen, a natural of Mexico City, Federal District, where he was born on January fourteen, nineteen seventy-two, married, having a domicile in David Alfaro Siqueiros number ninety-nine, Colonia Fraccionamiento (sic) La Muralla, in San Pedro Garza Garcia, State of Nuevo Leon, zip code sixty-six thousand two hundred and seventy-eight.

And declare that their constituent is filed with the Federal Taxpayers Registry with the code number: CCO, seventy-four, zero, nine, eighteen, dash, nine, M, one”.

LUIS DANIEL ROBLES FERRER.

And declares that his constituent is filed with the Federal Taxpayers Registry with the code number: BNO, seventy-seven, zero, three, fifteen, dash, C, M, zero”.

V.	The persons appearing before me declare that the statements contained herein were made under oath, and that I did make them aware of the offenses they could incur by declaring falsely.

VI.	That I had before me the originals or otherwise, authentic copies of the documents referred to in this instrument.

VII.	“R19”.- Having read the instrument aloud, and after explaining the scope and legal consequences of the same, and the right the persons appearing before me have to read the instrument directly, they did acknowledge their conformity with the terms stated herein and signed in witnesseth thereof….